REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of July ____, 2004 by and between (i) Verdisys, Inc., a California corporation (the "Company"), and (ii) those certain Participants under that certain Subscription Agreement of even date herewith between each Participant and the Company, each of whose signatures shall be included on Exhibit A hereto upon consummation of their respective portion of the private offering of the Company’s common stock on the date hereof (the “Transaction”) (each such Participant a "Stockholder").

Agreements:

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the Company and Stockholder, each of the Company and Stockholder hereby agrees as follows:

(a) While acting in a commercially reasonable fashion, the Company shall prepare and file a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock issued to the Participants in connection with the offering on or before thirty (30) business days following the final closing of the transaction (the “Filing Deadline”) and shall use its commercially reasonable best efforts to have such Registration Statement declared effective by the SEC within 150 days following the final closing of the Transaction.

(b) In connection with the registration provided for hereunder, Stockholder shall use reasonable efforts to cooperate with the Company and shall furnish to the Company in writing such information with respect to it and its proposed distribution as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

(c) The Company shall pay all expenses incurred by the Company in complying with its registration obligations pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, all expenses of the underwriter customarily paid by issuers or sellers of securities (including fees of the National Association of Securities Dealers, Inc.), transfer taxes, escrow fees, fees of transfer agents and registrars, and costs of insurance. Stockholder shall pay all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares being registered.

(d) (i) The Company shall protect, indemnify and hold Stockholder, and its officers, directors, stockholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising out of or based upon (aa) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (bb) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (cc) any material violation by the Company of any rule or regulation promulgated under Act applicable to the Company and relating to action or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable in the case of (aa) and (bb) above if and to the extent that the event otherwise giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by a person otherwise entitled to indemnification in writing specifically for use in the Registration Statement or prospectus or information contained in a writing that has been expressly approved or deemed approved by a person otherwise entitled to indemnification.

      (ii) Stockholder shall protect, indemnify and hold the Company and its officers, directors, stockholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising out of or based upon (aa) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (bb) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (cc) any material violation by Stockholder of any rule or regulation promulgated under the Act applicable to Stockholder and relating to action or inaction by Stockholder in connection with any such registration; provided, however, that Stockholder shall be liable in the case of (aa) and (bb) above only if and to the extent that the event giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by Stockholder in writing specifically for use in the Registration Statement or prospectus or information contained in a writing that has been expressly approved or deemed approved by Stockholder.

      (iii) Promptly after receipt by an indemnified party under this Section (d) of notice of the threat or commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify each such indemnifying party in writing thereof, but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to any indemnified party to the extent that the indemnifying party is not prejudice as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section (d) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however, that, if the defendants in any such action include both an indemnified party and an indemnifying party and the related indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be believed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be subject to any liability for any settlement made without consent which shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

     (e) Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party to this Agreement. Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

     (f) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. This Agreement may not be amended, supplemented, waived, or terminated except by written instrument executed by the Company and Stockholder. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and his or its respective successors, heirs, assigns, and legal representatives, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

"COMPANY"

VERDISYS, INC.

By:

John O’Keefe
Chief Financial Officer

Address: 25025 I-45N, Suite 525
Woodlands, TX 77380

EXHIBIT A

Stockholder’s Signature Page to Registration Rights Agreement

“Stockholder”

Signature

Printed Name

Street Address

City, State, Zip Code

Date:
_________________________
, 2004

Number of Registrable Shares:

Number of Registrable Shares Underlying Warrants: